Exhibit 10.1

This Indemnity Agreement is made on [●], 2021.

Between:

(1)	Vinci Partners Investments Ltd., an exempted company incorporated in the Cayman Islands (the “Company”); and

(2)	[●], a director and/or officer of the Company (the “Indemnitee”).

Whereas:

(A)	The Indemnitee serves as a director and/or officer of the Company.

(B)	The Indemnitee will perform valuable services to the Company.

(C)

The substantial increase in corporate litigation may subject directors and officers to expensive litigation risks at the same time that the availability of directors’ and officers’ liability insurance has been severely limited.

(D)

It is a condition to the appointment of the Indemnitee as a director and/or officer of the Company that the Company indemnify the Indemnitee so as to provide him/her with the maximum possible protection permitted by law.

(E)	The Company wishes to indemnify the Indemnitee on the terms of this Agreement.

Now it is agreed as follows:

1	Definitions

In this Agreement the following capitalised words and expressions shall have the following meanings:

1.1	In this Agreement:

(a)

the term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or proceeding in any jurisdiction (including, without limitation, the United States, Brazil and/or the Cayman Islands) and whether of a civil, criminal, administrative or investigative nature, including any appeal therefrom or settlement thereof, and the term “decided in a Proceeding” shall mean a decision by a court, arbitrator(s), hearing officer or other judicial agent having the requisite legal authority to make such a decision in the applicable jurisdiction(s), which decision has become final and from which no appeal or other review proceeding is permissible;

(b)

the term “Expenses” shall include, but is not limited to, all damages, judgments, fines, awards, amounts paid in settlement by or on behalf of the Indemnitee, expenses of investigations, judicial or administrative proceedings or appeals, attorney’s fees incurred in connection with any Proceeding or otherwise in the discharge of the Indemnitee’s duties in respect of the Company, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and disbursements and any expenses of establishing a right to indemnification under this Agreement;

(c)

the terms “Director” and “Director of the Company” shall include the Indemnitee’s service as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise affiliated to the Company (each, an “Additional Appointment”) as well as a director or officer of the Company provided such additional appointment is undertaken solely while the Indemnitee is also a director of the Company; and

(d)	the term “Articles” means the memorandum and articles of association of the Company in force from time to time.

2	Indemnity of Director

Subject only to the limitations set forth in Clause 3 and to the Articles, and in consideration of the Indemnitee agreeing to act as a Director of Vinci Partners Investments Ltd., the Company hereby agrees to indemnify and hold harmless the Indemnitee in respect of and to pay on behalf of the Indemnitee all Expenses actually incurred by the Indemnitee because of any claim or claims made against him/her in a Proceeding by reason of the fact that he/she is or was a Director of the Company.

3	Limitations on Indemnity

The Company shall not be obligated under this Agreement to make any payment of Expenses to the Indemnitee if:

(a)	such payment is prohibited by applicable law;

(b)	such payment is actually made to the Indemnitee under an insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

(c)	the Indemnitee has received the benefit of an indemnity from the Company in relation to the indemnity contained in Clause 3 of this Agreement otherwise than pursuant to this Agreement;

(d)	such payment would result in the Indemnitee gaining any personal profit or advantage; and

(e)

such payment is brought about or contributed to by the fraud or dishonesty of the Indemnitee seeking payment hereunder; however, notwithstanding the foregoing, the Indemnitee shall be indemnified under this Agreement as to any claims upon which suit may be brought against him/her by reason of any alleged dishonesty on his/her part, unless it shall be decided in a Proceeding that he/she committed acts of actual dishonesty or fraud.

4	Advance Payment of Costs

4.1

Expenses incurred by the Indemnitee in defending a claim against him/her in a Proceeding shall be paid by the Company as incurred and in advance of the final disposition of such Proceeding or settlement thereof.

4.2

The Indemnitee hereby agrees and undertakes to repay such amounts advanced by the Company if it shall be decided in a Proceeding that he/she is not entitled to be indemnified by the Company pursuant to this Agreement, the Articles or otherwise.

4.3

If a claim under this Agreement is not paid by the Company, or on its behalf, within thirty (30) days after a written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and if successful in whole or in part, the Indemnitee shall also be entitled to be paid the Expenses of prosecuting such claim.

5	Enforcement

The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce the Indemnitee to serve as a Director of the Company, and the Company acknowledges that the Indemnitee is relying upon this Agreement in serving as a Director of the Company.

6	Subrogation

In the event of payment under this Agreement, to the extent permitted or required by applicable law the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

7	Notice

7.1

The Indemnitee, as a condition precedent to his/her right to be indemnified under this Agreement, shall give to the Company notice in writing as soon as practicable of any claim made against him/her for which indemnity will or could be sought under this Agreement, together with such information and cooperation as it may reasonably require.

7.2	Notice to the Company shall be given in accordance with this Agreement at its registered office (or such other address as the Company shall designate in writing to the Indemnitee from time to time).

7.3

Notice shall be deemed received if (i) delivered by hand, on the date so delivered, or (ii) sent by courier, on the five business days after being so sent, or (iii) if sent by e-mail, upon receipt of a confirmation of receipt e-mail.

8	Severability

If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify the Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

9	Indemnification Hereunder Not Exclusive

Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee’s right to indemnification under the Articles provided that the Indemnitee shall not be entitled to recovery under this Agreement and the Articles in relation to the same Expenses.

10	Coverage and Continuation of Indemnification

10.1

The indemnification under this Agreement is intended to and shall extend to the Indemnitee’s service as a Director prior to and after the date of the Agreement. Further, for the purposes of the coverage afforded by this Agreement, any Additional Appointment which a Director holds on ceasing to be a Director of Vinci Partners Investments Ltd. (or successor thereto) shall be deemed to terminate automatically on such Director ceasing to be Director of Vinci Partners Investments Ltd. (or successor thereto).

10.2

The indemnification under this Agreement shall continue as to the Indemnitee even though he may have ceased to be a Director and shall inure to the benefit of the heirs and personal representatives of the Indemnitee.

11	Successors and Assigns

This Agreement shall be binding upon the Company and its successors and assignees, and inure to the benefit of the Indemnitee and Indemnitee’s heirs, legal representatives and assigns.

12	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

13	Applicable Law

The terms and conditions of this Agreement and the rights of the parties hereunder shall be governed by and construed in all respects in accordance with the laws of the Cayman Islands. The parties to this Agreement hereby irrevocably agree that the courts of the Cayman Islands shall have exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceedings which may arise out of or in connection with this Agreement and waive any objection to such proceedings in the courts of the Cayman Islands on the grounds of venue or on the basis that they have been brought in an inconvenient forum.

14	Entire Agreement

This agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

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In witness whereof the parties hereto have executed this Agreement as a deed on the day and year first above written.

SIGNED for and on behalf of	)

Vinci Partners Investments Ltd.	)

by:	)

)

Authorised Signatory

In the presence of:

Witness Name:

Witness Address:

Witness Occupation:

SIGNED by the Indemnitee:	)

)

)

)

Print Name:

In the presence of:

First Witness

Witness Name:

Witness Address:

Witness Occupation:

Second Witness

Witness Name:

Witness Address:

Witness Occupation:

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